UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 4, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-33409 (Commission File Number)	20-0836269 (I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas		75231-4388
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On September 4, 2007, MetroPCS Communications, Inc. (“MetroPCS”), issued a press release announcing its proposal for a strategic stock-for-stock tax-free merger with Leap Wireless International, Inc. (“Leap”). The proposal was communicated on September 4, 2007 in a letter from Roger D. Linquist, MetroPCS’ Chief Executive Officer and Chairman of the Board to Dr. Mark H. Rachesky, Chairman of the Board of Leap, and Mr. S. Douglas Hutcheson, President and Chief Executive Officer of Leap. The press release announcing the proposal, including the full text of the proposal letter, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     MetroPCS has scheduled a conference call today, September 4, 2007, to discuss its proposal for 10:00 a.m, Eastern time. The conference call can be accessed by dialing (888) 243-1152 (U.S. dial-in) or (973) 582-2868 (international dial-in), conference code 9197169. MetroPCS will webcast the call to all interested parties through the investor relations section of its website: www.metropcs.com. Please see the website for details on how to access the webcast. A replay of the conference call will be available through September 11, 2007 and can be accessed by dialing (877) 519-4471, conference code 9197169. International callers can access the replay by dialing (973) 341-3080, conference code 9197169.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated September 4, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO

Date: September 4, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated September 4, 2007